IN PURSUANCE OF THE SORT FORMS OF LEASES ACT
B E T W E E N:

ELLENHALL CONSTRUCTION LIMITED

hereinafter called the "LANDLORD"

OF THE FIRST PART

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Dec 1/09 4414.38 chq 050

GREENCHEK TECHNOLOGY INC.

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DRAGO GORICANEC

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PATRICK BAKER

hereinafter called the "TENANT"

OF THE SECOND PART

WHEREAS the Landlord is the owner of building premises known municipally as **533 to 535 Main Street, East,** in the Town of **Milton**, Ontario (the "Building");

AND WHEREAS the Landlord has agreed to lease to the Tenant that portion of the Building known municipally as **533 to 535 Main Street, East, Milton, Ontario L9T 3J2** including the windows and excepting the exterior faces of all adjoining corridor and outside walls and excepting the roof. (the "Leased Premises").

NOW THIS LEASE WITNESSES:

DEFINITIONS

1.00 In this Lease unless there is something in the context inconsistent therewith the parties hereto agree that:

1.01 "Commencement Date" means the date set out in the Lease for the commencement of the term.

1.02 "Common Areas and Facilities" means those parts of the Building not part of the Leased Premises set aside by the Landlord for leasing to Tenants of the Building including but not limited to exterior weather walls, roofs, entrances to and exits from the Building, parking areas, truck ways, loading docks and areas, storage rooms, delivery passages, pedestrian sidewalks, courts, ramps, landscaped and planted areas, retaining walls, public transit shelters, stairways, first-aid and comfort stations, if and where provided, public address and musical broadcasting systems, washrooms, and all general signs, improvements, fixtures, facilities, equipment and installations which the Landlord provides or designates from time to time for the general use by or for the benefit of the Tenant, and others designated by the Landlord in the manner and for the purposes permitted by this Lease.

1.03 "Gross Common Area Maintenance Costs" means the gross costs incurred by the Landlord in maintaining and operating, repairing, improving, altering and insuring the common areas, including all costs, properly attributable, in accordance with generally accepted accounting practices as determined by the Landlord's auditors, to the maintenance and operation of the common area facilities and shall, without limitation, include costs incurred by the Landlord for (i) premiums in respect of insurance affecting common areas, including public liability and property damage and such other insurance as the Landlord may reasonably deem necessary, (ii) cleaning, including snow removal and garbage collection and removal, (iii) the operation of all lighting and loudspeaker systems, (iv) security and traffic control, policing and supervision with attendance, (v) repairs, maintenance and operation of common areas, (vi) depreciation of all fixtures and equipment which by their nature require periodic replacement or substantial replacement, including heating and air conditioning equipment in the common area facilities but excluding Buildings and structures and permanent parts thereof, (vii) costs of heating, ventilating and air conditioning equipment in the common area facilities, (viii) remuneration (including the cost of direct benefits) of employees to the extent attributable to the

1.05 "Lease" means this agreement, all Schedules attached hereto, the arbitrator's certificates, if any, and rules and regulations made from time to time by the Landlord under the provisions of this Agreement.

1.06 "Lease Year" means each period within the Term which commences on the first day of the Term or any anniversary thereof, and ends either on the date preceding the succeeding anniversary of the first day of the Term or on the last day of the Term, whichever occurs first.

1.07 "Leased Premises" means that part of the Building leased to the Tenant by this Lease as referred to in the preamble hereto, including the windows and excepting the exterior faces of all adjoining corridor and outside walls and excepting the roof. The leased premises are outlined on the sketched attached to this lease.

1.08 "Rent" means rent, additional rent, and all other costs payable by the Tenant to the Landlord hereunder.

1.09 "Taxes" means all taxes, rates, duties, charges, assessments, impositions, levies, charges or local improvements or licence fees imposed by any federal, provincial, metropolitan or municipal government, agency or commission, including without any limitations, school boards, levied or assessed against the Building or any part thereof, including the land and all improvements thereon.

1.10 "Taxes Attributable to the Leased Premises" means all taxes levied or assessed against, or attributable to, the Leased Premises and that portion of the land attributable to the Leased Premises and being payable by the Landlord to the relevant taxing authorities.

1.11 "Taxing Authority" means any duly constituted governmental authority whether federal, provincial, municipal or otherwise, legally empowered to impose taxes, rates, assessments or charges on, upon or in respect of the Building.

1.12 "Tenant's Taxes" means all taxes payable by the Tenant to the taxing authorities directly in respect of the Leased Premises or the common area facilities including, without any limitations, business taxes, occupancy or turnover taxes and taxes upon the personal property of the Tenant.

1.13 "Tenant's Proportionate Share" means that fraction having as its numerator the Area of the Leased Premises, and as its denominator the aggregate area of all Gross Leaseable Area, including the Leased Premises in the Building.

GRANT OF LEASE

2.00 In consideration of the rents reserved and the covenants and agreements herein contained on the part of the Tenant which rents, covenants and agreements are to be paid, observed and performed by the Tenant, the Landlord hereby leases to the Tenant the said Leased Premises containing about **4,036.0** square feet of floor area, measured from the outside face of exterior walls, and from the centre line of interior demising walls, subject to such minor variations as are required reasonably by the Landlord, together with the right, at all times, in common with others entitled thereto, to the use of the Common Areas and Facilities.

COMMENCEMENT DATE AND TERM

3.0 The commencement Date of the Lease shall occur on the **1st** day of **November 2009**, for and during the Term of **Three (3) years** and fully to be completed and ended on the **31st** day of **October, 2012.**

3.01 Delayed Commencement:

If for reasons other than the willful neglect of the Landlord, the demised premises are not ready for occupancy by the Tenant on the N/A then the date of commencement of this lease shall be extended from day to day as necessary to permit completion of the Landlord's work under the demised premises and the said term shall commence on the day upon which the demised premises is reasonable completed for occupancy, provided that the Tenant, shall not be responsible for payment of rent or additional rent during the period from the 1st day of N/A until the date the demised premises are reasonable completed for occupancy and thereafter the Tenant shall only pay rent prorated on a per diem basis for the broken period of the month prior to the first day of the month next following the month in which the demised premises was reasonably completed for occupancy and given to the Tenant.

INTENT OF LEASE

4.00 It is the intent of the parties that this Lease (herein called the "Lease") be a Lease absolutely net to the Landlord free and clear of all payments, charges or obligations whatsoever, except as expressly set out herein.

6.00 Yielding for the leased premises unto the Landlord yearly and every year during the term hereby granted a fixed minimum rental of:

Term	Sq Ft.	Rate	Annually	Monthly	T.M.I. *	G.S.T.	Total
Nov.01/09 to Oct.31/1(	4,036	$ 9.00	$ 36,324.00	$ 3,027.00	$ 1,177.17	$ 210.21	$ 4,414.38
Nov.01/10 to Oct.31/1'	4,036	$ 9.36	$ 37,776.96	$ 3,148.08	$ 1,210.80	$ 217.94	$ 4,576.82
Nov.01/11 to Oct.31/1:	4,036	$ 9.73	$ 39,270.28	$ 3,272.52	$ 1,244.43	$ 225.85	$ 4,742.80

** T.M.I. subject to change annually to reflect actual operating expenses.*

6.01.1 The Tenant covenants and agrees to pay to the Landlord, or as the Landlord may in writing direct, in lawful money of Canada without any set off, compensation or other deduction whatsoever as an additional rent the following payments:

6.01.2 Gross Common Area Maintenance Costs:-
The Tenants Proportionate Share of Gross Common Area Maintenance Costs snow plowing, grass cutting, outside lighting, building insurance included and to include 15% administration charge thereof.

6.01.3 Common Area Realty Taxes:-
It's proportionate share of the taxes attributable to the common areas and facilities.

6.01.4 Realty Taxes on Leased Premises:-
All Taxes attributable to the Leased Premises.

6.01.5 Separate school Support:-
If the Leased Premises are at any time during the Term of this Lease assessed for the support of Separate Schools for any reason, the amount of any increase as a result of such assessment in the taxes or rates payable in respect of the Leased Premises.

6.02 En Bloc Assessment:-
Where the Leased Premises and the Common Areas and Facilities are not assessed separately, then the Tenant shall also pay its share of the aggregate of local improvement of similar rates, assessments, taxes or charges and municipal realty taxes, school taxes, business taxes or any other taxes imposed upon or in respect of the Building by the Taxing Authority. The Tenant's share will be the ratio of the total floor area of the Leased Premises to the total leaseable floor area of all Leased Premises in the Building not separately assessed or apportioned.

6.03 First Lease Year:-
Provided that the rentals provided for in this Article shall for the first and last Lease Year be pro-rated on the basis which the number of days contained in the first and last Lease Year respectively bears to 365.

6.04 Payment of Additional Rent:- **$ 1,177.17**
All amounts payable by the Tenant to the Landlord under this Lease including all payments of additional rent on account of taxes, maintenance and insurance shall be estimated by the Landlord acting reasonably at the beginning of each year and shall be paid by the Tenant in equal monthly installments in advance.

6.05 Gross Common Area Maintenance Costs Payment:-
After the end of each of the Landlord's fiscal year, the Landlord shall furnish the Tenant a statement showing all payments made under Section 6.04 during such fiscal year and stipulating the amount of the Tenant's Proportionate Share. Any necessary re-adjustments as to the amounts paid by the Tenant shall be made between the Landlord and the Tenant within ten (10) days after delivery of such statement.

d $1978.83
2kg 4000

6.06 A. Deposit:-
The Tenant agrees to pay to the Landlord upon or prior to signing of this Lease a deposit of **FIVE THOUSAND, NINE HUNDRED AND SEVENTY-EIGHT DOLLARS AND EIGHTY-THREE CENTS---- ($5,978.83)** which shall be applied to the first TMI and last month's rent, TMI and GST. A further amount of **FOUR THOUSAND DOLLARS ----($ 4,000.00)** which will be held as a security deposit. This security deposit may be applied by the Lessor as remedy towards any damage to the premises that may be caused by the Lessee, or unpaid rent, otherwise, this Security Deposit shall be paid to the Lessee in full without interest or deduction at the end of the Term contained herein.

PAID

6.07 First Rental Payment:-
Where the Commencement Date is not the first day of a calendar month, rentals for the period from the Commencement Date to the first day of the next ensuing calendar month shall be pro-rated on a per diem basis

7.00 Utility and Service Charges:-

The Tenant is solely responsible for and will promptly pay all charges for water, gas, electricity, janitor service, window cleaning, and any other utility or service used on the Leased Premises. The Landlord will not be liable to the Tenant in damages or otherwise for an interruption or failure in the supply of utilities or services to the Leased Premises unless caused by the negligence of the Landlord, or another person for whose negligence the Landlord is responsible in law.

7.01 Supply of Utilities by Landlord:-

If the Landlord elects to supply water, electricity or any other utility or service, the Tenant will purchase its requirements for those utilities from the Landlord, and the Tenant will pay the Landlord therefore as additional rent at the rate current from time to time.

7.02 Tenant not to overload utility and service facilities:-

The Tenant will not install equipment that will exceed or overload the capacity of utility or other facilities and agrees that if equipment installed by the Tenant requires additional facilities, they will be installed at the Tenant's expense in accordance with the plans and specifications approved by the Landlord prior to installation.

7.03 Use of domestic water:-

Domestic water may be used for kitchen and washroom purposes but not for any process related to the Tenant's business.

INSURANCE

8.00 Tenant to Insure:-

The Tenant shall throughout the term of this Lease provide and keep in force: (i) general liability insurance with respect to the business carried on, in or from the Leased premises, of not less than three million ($3,000,000.00) dollars in respect of any injury to or death of one or more persons and loss or damage to the property of others, or such other coverage as the Landlord may from time to time require or approve in respect thereof; and (ii) property insurance in respect of the Tenant's inventory and stock-in-trade, furniture and fixtures, plate glass, and such other property forming part of the Leased Premises (not being property which the Landlord is bound to insure) and including additional perils supplementary contract including sprinkler leakage's and water damages of any kind as the Landlord may from time to time require against such perils. The Tenant shall insure in such amounts as are normally insured in the circumstances by prudent Tenants, and as the Landlord may require or approve.

All insurance required under this section shall be on terms and conditions satisfactory to the Landlord and shall exclude the exercise of any claim of the Tenant's insurers against the Landlord by subrogation. The Tenant shall at all times maintain on file with the Landlord copies of current policies and proof of their renewal and payment of premium. If the Tenant fails to insure or file satisfactory proof if insurance, the Landlord may without notice to the Tenant effect such insurance and any premiums paid therefor shall be deemed a rent payable by the Tenant. The Tenant shall promptly pay all premiums due on the insurance required to be effected by it hereunder.

8.01 Not to affect Landlord's Insurance:-

The Tenant will not do or permit to be done or omit to do anything upon the Leased Premises or appurtenances thereto which shall cause the rate of insurance upon the Building or any part thereof to be increased. The Tenant shall pay to the Landlord as additional rent the amount by which the insurance premiums shall be increased as a result of acts or omissions by the Tenant. It is agreed that if any insurance policy upon the Leased Premises shall be cancelled by the insurer by reason of the use and occupation of the Leased Premises or any part thereof by the Tenant, the Landlord may at its option terminate this Lease by notice in writing of such termination and thereupon the then current month's rent and the next ensuing three month's rent shall immediately become due and be paid and the Landlord may immediately claim the same together with any arrears then unpaid and any other amounts owing to the Landlord by the Tenant without prejudice to all other rights of the Landlord and the Landlord may without notice or any form of legal process forthwith re-enter upon and take possession of the Leased Premises and
become the owner of and remove the Tenant's effects therefrom, any statute or law to the contrary notwithstanding, or the Landlord may at its option and at the expense of the Tenant enter upon the Leased Premises and rectify the situation causing such cancellation or rate increase.

8.02 Landlord's Insurance:-

The Tenant agrees to pay to the Landlord its proportionate share of all insurance premiums for insurance coverage maintained at the option of the Landlord, against loss to rental income, plate glass breakage and loss from fire and other perils.

The Tenant shall not bring upon the Leased Premises any article that might damage the Leased Premises and shall not overload the floors of the Leased Premises.

The Tenant shall not place anything on the roof or in any way make any opening in the roof for stacks or other purposes, or in any way alter the walls or structure of the Leased Premises without the written consent of the Landlord, which consent may be unreasonably withheld.

9.01 Appearance of Leased Premises:-

The Tenant covenants with the Landlord to maintain and operate the Leased Premises so that it shall always be of good appearance and suitable for the proper operation of the business required to be carried on therein and in accordance with the standards of the Building and in so doing:

(i) to keep, renew, replace and redecorate as may from time to time be necessary for the purpose, the Leased Premises and all fixtures, furnishings, chattel and decorations therein,

(ii) to keep the interior of the leased Premises orderly and tidy,

(iii) to store all refuse within the Leased Premises in receptacles such as to provide proper storage and facilitate its removal, and to arrange for the regular removal of all refuse which the Landlord has not agreed to remove,

(iv) to keep or display merchandise, where applicable, and conduct business and advertising only within the Leased Premises and nowhere else in the Building,

(v) to keep entrance ways and all steps and platforms leading to the Leased Premises, clear of all snow, ice and debris, and,

(vi) to load and unload merchandise, supplies, materials, garbage, refuse and other chattels with the exception of the Tenant's general office supplies only, through the shipping doors so designated by the Landlord,

(vii) to conduct its business in a reputable manner befitting the character of the Building,

USE OF COMMON AREAS AND FACILITIES

10.00 Control of Common Areas and Facilities:-

All automobile parking areas, driveways, entrances and exists thereto, and other facilities furnished by the Landlord in or near the Building, including employee parking areas, the truck way or ways, the loading docks, package pick-up stations, pedestrian sidewalks, ramps, landscaped areas, exterior stairways, first aid stations, comfort stations and other areas and improvements provided by the Landlord for the general use, in common, of tenants, shall at all times be subject to the exclusive control and management of the Landlord and the Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all Common Areas Facilities. The Landlord shall have the right to do and perform such other acts in and to the said areas including improvements as, in the use of good business judgement, the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by the Tenants. The Landlord will operate and maintain the Common Areas and Facilities in such manner as the Landlord in its sole discretion shall determine from time to time.

10.01 Parking:-

The Tenant covenants and agrees that only those parking areas designated from time to time for the Tenant by the Landlord shall be used for the parking of vehicles owned or used by the Tenant. The Tenant agrees that the Landlord shall have the right to issue and modify reasonable rules and regulations from time to time respecting the use of the parking areas and facilities and the Tenant covenants to obey such rules and regulations upon receipt of notice thereof.

The Landlord hereby agrees that the Tenant may use the following parking spaces during the currency of the Lease, provided that the number and location of such parking spaces may be mutually modified by the Landlord and Tenant:-

10.02 Tenant's Sign:-

The Tenant shall not place or permit to be placed on the roof or on any exterior or interior portion of the Leased Premises any sign, decoration or advertising matter without first obtaining the Landlord's written consent, provided that the Tenant may place signs, decorations or advertising material inside the Leased Premises if of a reasonable standard of acceptability to the Landlord.

10.03 Landlord's Sign:-

The Tenant waives all statutory rights granted under municipal by-law in respect of any sign that the Landlord may erect in or about the Building and will execute immediately upon the Landlord's request waivers or other documentation in order to give effect to this provision.

RULES AND REGULATIONS

11.00 Landlord May Make Rules and Regulations:-

The Landlord from time to time may establish, modify and enforce reasonable rules and regulations

12.01 Tenant's Repair:-

The Tenant covenants with the Landlord

(i) to keep in a good and reasonable state of repair, and consistent with the general standards of first-class buildings but subject to clause (ii) of section 12.02, the Leased Premises including all Leasehold improvements and all trade fixtures therein and all glass therein and in other portions of exterior or demising walls thereof, but with the exception of structural members of elements of the Leased Premises and defects in construction performed or installations made by the Landlord therein;

(ii) That the Landlord may enter and view the state of repair, and that the Tenant will repair according to notice in writing and that the Tenant will leave the Leased Premises in a good and reasonable state of repair, subject always to the exceptions referred to in clause (i) of this section

12.01, and,

(iii) that if any part of the Building including the systems for interior climate control, sprinklers and utilities becomes out of repair, damaged or destroyed through the negligence or misuse of the Tenant, the expense of the repairs or replacements necessitated thereby shall be reimbursed to the Landlord promptly upon demand save in respect of damage occurring to the Leased Premises of which the entire cost of repair is recoverable by the Landlord under policies of insurance.

12.02 Abatement and Termination:-

It is agreed between the Landlords and Tenant that:

(i) In the event of damage to the Leased Premises or to the Building or portions of the Building affecting access or services essential to the Leased Premises, and if the damage is such that the Leased Premises or any substantial part thereof is rendered not reasonably capable of use by the Tenant for the purposes of its business for any period of time in excess of ten (10) days, then, (1) unless the damage was caused by the fault or negligence of the Tenant from and after the expiration of ten (10) days after the occurrence of the damage and until the Leased Premises are again reasonably capable of use as aforesaid, Rentals specified in section 6.01.1 but not any other payments required to be made by the Tenant hereunder shall abate from time to time in proportion to the part of the Leased Premises not reasonably capable of such use, and (2) unless this Lease is terminated as hereinafter provided, the Landlord or the Tenant, as the case may be (according to the nature of the damage and their respective obligations to repair as provided in section 12.00) shall repair such damage with all reasonable diligence, but to the extent that any part of the Leased Premises is not reasonably capable of such use by reason of damage which the Tenant is obligated to repair hereunder, any abatement of Rent to which the Tenant is otherwise entitled hereunder shall not extend later than the time by which, in reasonable opinion of the Landlord, repairs by the Tenant ought to have been completed with reasonable diligence; and (ii) if the Leased Premises are substantially damaged of destroyed by any cause to the extent such that in the reasonable opinion of the Landlord they cannot be repaired or rebuilt within one hundred and twenty (120) days after the occurrence of the damage or destruction, the Landlord may at its option, exercisable by written notice to the Tenant given within thirty (30) days of the occurrence of such damage or destruction, terminate this Lease, in which event neither the Landlord nor the Tenant shall be bound to repair as provided in section 12.00 and the Tenant shall instead deliver up possession of the Leased Premises to the Landlord within a reasonable time period but in any event within sixty (60) days after delivery of such notice of termination, and rent shall be apportioned and paid to the date upon which possession is so delivered up (but subject to any abatement to which the Tenant may be entitled under clause (i) of this section 12.02 by reason of the Leased Premises having been rendered in whole or in part not reasonably capable of use and occupancy), but otherwise the Landlord or the Tenant as the case may be (according to the nature of the damage and their respective obligations to repair as provided in section 12.00) shall repair such damage with all reasonable diligence.

12.03 In the event that the Landlord wishes to redevelop the land for other uses or the same use, the lease will then become terminated. The tenant will be given a period of 6 months notice prior to the demolition, in order to prepare and vacate the premises.

WASTE AND GOVERNMENTAL REGULATIONS

13.00 Waste or nuisance:-

The Tenant will not commit or permit to be committed upon the Leased Premises waste or a nuisance or other thing that may disturb the quiet enjoyment of any other Tenant in the Building, whether or not the nuisance arises out of the use of the Leased Premises by the Tenant for a purpose permitted by this Lease.

13.01 Governmental and Insurance underwriter's regulations:-

The Tenant, at the Tenant's cost, will comply with the applicable requirements of all municipal, provincial, federal and other governmental authorities now in force or which may hereafter be in force pertaining to the Tenant's occupancy or use of the Leased Premises and will observe in the occupancy and use of the Leased Premises all municipal by-laws and provincial and federal statutes and regulations now in force or which may hereafter be in force, and will comply with all regulations made by fire insurance underwriters. The Tenant

approval. The Tenant will present to the Landlord plans and specifications for the work at the time approval is sought. The Tenant will not make any change to the structural elements of the Leased Premises.

14.01 Removal of Installations and Restoration by Tenant:-

All alterations, decorations, additions and improvements made by or for the Tenant become on affixation the property of the Landlord and shall not be removed from the Leased Premises before the end of the term without prior consent in writing from the Landlord. Upon termination of this Lease, the Tenant, if the Landlord so requests, shall remove all or some of the alterations, decorations, additions and improvements and restore the Leased Premises as provided in clause 12.01 (ii).

14.02 Tenant to Discharge all Liens:-

The Tenant will do all things necessary to prevent a Mechanic's Lien attaching to the Leased Premises or to any other part of the Building. The Tenant is responsible for discharging at the Tenant's expense any lien registered and must do so within ten (10) days after it is brought to the attention of the Tenant.

ACCEPTANCE OF PREMISES

15.00 Acceptance of Leased Premises:

The Tenant will notify the Landlord of any defects in the Leased Premises that prevent or diminish their use, within thirty (30) days after the date when the Tenant is given occupancy by the Landlord, and failing the giving of notice the Tenant will be considered for all purposes to have accepted the Leased Premises in their then existing condition and the Landlord will not have further obligation to the Tenant for defects or faults excepting

(a) Latent defects which cannot be discovered on a reasonable examination, and,

(b) Defects or faults in structural elements relating to the Leased Premises not caused by the Tenant's acts or omissions.

INJURY TO PERSON OR PROPERTY

16.00 Damage to Tenant's Property:-

The Landlord, its agents, servants and employees shall not be liable for damage or injury to any property of the Tenant which is entrusted to the care or control of the Landlord, its agents, servants or employees, nor shall they be liable for any damage suffered to the Leased Premises or the contents thereof by reason of the Landlord, its agents, servants or contractors entering upon the Leased Premises to undertake any examination thereof or any work therein or in the case of any emergency.

16.01 Personal or Consequential Injury:-

The Landlord shall not be liable or responsible in any way for any personal or consequential injury of any nature whatsoever that may be sustained by the Tenant or any other person who may be upon the Leased Premises after their completion or for any loss of or damage to any property belonging to the Tenant or to any other person while such property is on the Leased Premises and, in particular (but without limiting the generality of the foregoing) the Landlord shall not be liable for any damage of any nature whatsoever to any such property caused by the failure or by reason of a breakdown or other cause to supply adequate drainage, snow or ice removal, or by reason of the interruption of any public utility or service or in the event of steam, water, rain or snow which may leak into, issue, or flow from any part of the Building or from the water, steam, sprinkler or drainage pipes or plumbing works of the Building, or from any other place or quarter, or for any damage caused by anything done or omitted by any Tenant, but the Landlord shall use all reasonable diligence to remedy such condition, failure or interruption of service when not directly or indirectly attributable to the Tenant, after notice of same, when it is within its power and obligations so to do. Nor shall the Tenant be entitled to any abatement of rental in respect of any such condition, failure or interruption of service.

16.02 Indemnification of Landlord:-

The Tenant shall indemnify and save harmless the Landlord against and from any claims, including without limiting the generality of the foregoing, all claims for personal injury or property damage arising from any act or omission of the Tenant, and against and from all costs, counsel fees, expenses and liabilities incurred in relation to such claim or action or proceeding brought thereon.

ASSIGNMENT

17.00 Assignment by Landlord:-

If the Landlord sells an interest in the Site or in this Lease, to the extent that the purchaser or assignee is responsible for compliance with covenants and obligations of the Landlord hereunder, the Landlord without further written agreement will be relieved of liability under the covenants and obligations.

ASSIGNMENT BY TENANT

18.00 Assignment by Tenant:-

by goods or services rendered to the sub-landlord or assignor or its nominee, the value of those services or goods shall be determined by the Landlord and the sub-landlord or the assignor, and that value shall be paid in cash to the Landlord herein immediately upon such determination.

CHANGE IN CONTROL, CORPORATE OWNERSHIP

19.00 Corporate Ownership:-

If after the date of execution of this lease shares not listed for sale on a recognized stock exchange in Canada either of the Tenant or of a Corporation which controls the Tenant, are transferred by sale, assignment, bequest, inheritance, operation of law or other disposition, or issued by subscription or allotment, or cancelled or redeemed, so as to result in a change in the effective voting or other control of the Tenant or of a Corporation which controls the Tenant by the person or persons holding control on the date of execution of this lease, or on the date when the Tenant becomes a corporation, if later, or it other steps are taken to accomplish a change of the control the Tenant promptly will notify the Landlord in writing of the change, which change will be considered to be an assignment of this lease, and whether or not the Tenant notifies the Landlord, the Landlord may terminate this lease within sixty (60) days after the Landlord learns of the change unless the Landlord previously had consented to the change. The Tenant will make available to the Landlord or its lawful representatives all corporate books and records of the Tenant and of any Corporation which controls the Tenant for inspection at all reasonable times, to ascertain to the extent possible whether there has been a change of control.

DEFAULT OF TENANT

20.00 The Right to Re-Enter:-

If the Tenant fails to pay rent that is in arrears within fifteen (15) days of the due date as herein provided, or to observe in accordance with proper notice any other of the terms, conditions or covenants of this Lease, or if re-entry is permitted under other terms of this Lease, the Landlord in addition to any other right or remedy it may have will have the right of immediate re-entry and may remove all persons and property from the Leased Premises and the property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of the Tenant, all without service or notice or resort to legal process and without the Landlord being considered guilty of trespass or becoming liable for loss or damage occasioned thereby.

20.01 Acceleration of Rent and Re-Possession by Landlord:-

IF:

(i) at anytime during the term of any of the goods and chattels of the Tenant on the Leased Premises are seized or taken in execution or attachment by a creditor of the Tenant,

(ii) the Tenant makes an assignment for the benefit of creditors or a bulk sale from the Leased Premises other than a bulk sale to an assignee or sub-lessee which was consented to by the Landlord.

(iii) a receiver-manager is appointed to control the conduct of the business on or from the Leased Premises.

(iv) the Tenant becomes bankrupt or insolvent or takes the benefit of an Act now or hereinafter in force for bankrupt or insolvent debtors.

(v) an Order is made for the winding-up of the Tenant.

(vi) the Leased Premises, without the written consent of the Landlord, whose consent shall not be unreasonably withheld, become vacant, or are used by any persons other than those entitled to use them under the terms of this Lease,

(vii) The Tenant, without the written consent of the Landlord, abandons or attempts to abandon the Leased Premises or sells or disposes of goods or chattels of the Tenant or removes any of them from the Leased Premises so that there would not in the event of abandonment, sale or disposal be sufficient goods on the Leased Premises subject to distress to satisfy all payments due or accruing due hereunder.

(viii) the rent is in default by fifteen (15) days or more. the then current month's rent and next ensuing three (3) month's rent immediately will become due and payable as accelerated rent and the Landlord may re-enter and take possession of the Leased Premises as though the Tenant or any other occupant of the Leased Premises were holding over after the expiration of the term, and the Lease, at the option of the Landlord, forthwith will become forfeited and determined. In every one of the cases above mentioned, the accelerated rent may be recovered by the Landlord in the same manner as rent hereby reserved and in arrears and the option to do so will be considered to have been exercised if the Landlord or its agents give notice to that effect to the Tenant.

20.01.1 Abandonment:-

In the event that the Tenant while not carrying out renovations or repairs authorized by the Landlord ceases to carry on business within the leased premises for a continuous period in excess of fifteen (15) days or if the Tenant otherwise appears to have abandoned the premises, even though the Landlord may at its option re-enter and take possession of the Leased premises.

20.02 Right to Re-Let:-

the Landlord that, notwithstanding any provisions in The Landlord and Tenant Act, none of the goods and chattels of the Tenant on the Leased Premises is exempt from levy by distress for rent arrears, and that this provision of the Lease may be pleaded as an Estoppel against the Tenant in an action involving distress of goods named as exempted.

20.04 Occurrence of Default:-

(a) Except as herein otherwise expressly provided, if and whenever and to the extent that either the Landlord or the Tenant shall be prevented, delayed or restricted in the fulfillment of any obligation hereunder in respect of the provision of any service or utility, the making of any repair, the doing of any work or any other thing (other than the payment of rent or other monies due) by reason of strikes or work stoppages, or being unable to obtain any material, service, utility or labour required to fulfill such obligation or by reason of any statute, law or regulation of, or inability to obtain any permission from, any governmental authority having lawful jurisdiction or by reason of other unavoidable occurrence, the time for fulfillment of such obligation shall be extended during the period in which such circumstances operate, and the other party to this Lease shall not be entitled to compensation for any inconvenience or nuisance thereby occasioned; but nevertheless the Landlord will use its best efforts to maintain services essential to the use and enjoyment of the Leased Premises.

(b) If either the Landlord of the Tenant shall overlook, excuse or condone any default or non-observance by the other of any obligation hereunder, this shall not operate as a waiver of such obligation in respect of any continuing or subsequent default or non-observance, and no such waiver shall be implied but shall only be effective if expressed in writing.

REMEDIES OF LANDLORD ON TENANT'S DEFAULT

21.00 Remedying by Landlord, non-payment and interest:-

(a) In addition to all rights and remedies of the Landlord available to it in the event of any default hereunder by the Tenant the Landlord:

(1) shall have the right at all times to remedy any default of the Tenant, and in so doing may make any payments due or alleged to be due by the Tenant to third parties and may enter upon the Leased Premises to do any work or other things therein and in such event all expenses of the Landlord in remedying or attempting to remedy such default, including legal fees on a solicitor and client basis, shall be payable by the Tenant to the Landlord forthwith upon demand;

(2) shall have the same rights and remedies in the event of any non-payment by the Tenant of any amounts payable by the Tenant under any provision of this Lease as in the case of a non-payment of rent; and

(3) if the Tenant shall fail to pay any rent or other amount from time to time payable by it to the Landlord hereunder promptly when due, shall be entitled, if it shall demand it, to interest thereon at a rate of three per cent (3%) per annum in excess of the minimum lending rate to prime commercial borrowers from time to time current at chartered banks in Ontario from the date upon which the same was due until actual payment thereof.

(b) Should the Landlord deem it necessary to undertake any repairs or to do anything which is required to be done by the Tenant under the Lease then the Tenant shall pay to the Landlord as a fee for supervision for carrying out the Tenant's obligation an amount equal to fifteen percent (15%) of the monies expended or of the cost of repairs or other work carried out by or under the supervision of the Landlord which amount shall be in addition to the cost of such work or monies expended and shall be deemed rent and payable by the Tenant.

21.01 Remedies of Landlord Cumulative:-

No exercise of a specific right or remedy by the Landlord precludes it from exercising another right or remedy to which it may otherwise be entitled.

LANDLORD'S COVENANTS

22.00 The Landlord covenants with the Tenant:

Throughout the term of this Lease it will keep in force property insurance in respect of the Building (including the Leased Premises, but not including the Tenant's fixtures or Leased Premises leased to tenants who are bound to insure them), subject to reasonable deductions and exceptions as the Landlord may determine, to an amount which the Landlord shall from time to time determine as being reasonable or sufficient, against fire and such other perils as are normally insured against in the circumstances by prudent landlords of similar Buildings. To the extent that any proceeds of the Landlord's insurance shall relate to repairs which the Tenant is bound to make pursuant to clause 12.01, the Landlord shall pay to the Tenant the amount of such proceeds, or its equivalent, upon the due completion by the Tenant of such repairs, free of liens, and if the Tenant has otherwise complied with all other terms and conditions of this Lease.

22.01 Quiet Enjoyment:-

ACCESS BY THE LANDLORD

24.00 The Landlord and its agents may enter the Leased Premises at all reasonable time to examine them and show them to an appraiser or to a prospective purchaser, lessee or mortgagee. The Landlord has the right to enter the Leased Premises to make any necessary alterations, additions and adjustments and the Landlord will not be liable for damage to property on the Leased Premises as a result of such an entry unless caused by the negligence of the Landlord or his agents. During the three (3) months prior to the expiration of the term, the Landlord may place upon the Leased Premises the usual "FOR RENT' notices. If the Tenant is not present to open up and permit entry into the Leased Premises when, for a proper reason, entry is necessary or permissible, the Landlord or its agents may enter by a master key or may forcibly enter without rendering the Landlord or its agents liable therefor and without affecting this lease. Provided that the Landlord shall not be entitled to posses a master key prior to the last six (6) months of the term.

SUBORDINATION, ATTORNMENT AND STATUS STATEMENT BY TENANT

25.00 Subordination and Attornment:-

The Tenant covenants that this Lease and everything herein contained shall be subordinate to any charge from time to time created by the Landlord in respect of the Building by way of mortgage, including deeds of trust and instruments supplemental thereto. The Tenant hereby covenants that it will at any time, as required by the Landlord, give all such further assurances as may be reasonably required to give evidence of an effect this postponement to the holder of any such charge.

In the event of a sale or of default by the Landlord under any mortgage, trust deed or trust indenture and the Tenant agrees to attorn to and become the Tenant of such purchaser, mortgagee or trustee, as the case may be, duly entering into possession of the Building or the Leased Premises, purchaser, mortgagee or trustee under the terms of this Lease.

Without limiting the general rights of the Landlord to assign this Lease, the Landlord shall be entitled to assign this Lease as collateral security for any mortgage upon the Building or any part thereof, and the Tenant covenants, if requested so to do, to acknowledge in writing any notice of assignment of this Lease by the Landlord.

25.01 Status Statement by Tenant:-

The Tenant, at any time and within fifteen (15) days after written request by the Landlord, will execute, acknowledge and deliver to the Landlord or such assignee or Mortgagee as the Landlord designates, a certificate stating:

(a) that this Lease is in force and effect in accordance with its terms (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modifications or if this Lease is not in force and effect, that it in not),

(b) the date to which rental has been paid under this Lease,

(c) whether or not there is an existing default by the Tenant in the Payment of rent or any other sum of money under this Lease, and whether or not there is any other existing default by either party under this Lease with respect to which a notice of default has been served, and if there is such a default specifying its nature and extent, and,

(d) whether or not there are any set-offs, defenses or counterclaims against enforcement of the obligations to be performed by the Tenant under this Lease.

MISCELLANEOUS

26.00 No Offer:-

The Landlord shall not be deemed to have made an offer to the Tenant by furnishing to the Tenant a copy of this Lease with particulars inserted; notwithstanding that the first installment of rental may be received by the Landlord when this Lease is received by it for signature no contractual or other rights shall exist or be created between the Landlord and the Tenant until such time as all parties to this Lease have executed the same.

26.01 Accord and Satisfaction:-

No payment by the Tenant or receipt by the Landlord of a lesser amount than rent herein stipulated will be considered to be other than on account of the earliest stipulated rent, nor will an endorsement or statement on a cheque or in a letter accompanying payment be considered to be an accord or satisfaction, and the Landlord may accept payment without prejudice to the Landlord's right to recover the balance owing to pursue any other remedy.

26.02 Registration:-

The Tenant will not register this Lease. Upon the request of either party hereto the other party will join in the execution of a notice of this Lease or other memorandum for the purpose of registration in the

... any or all of the Common Areas. "Hereof", "herein", "hereunder" and similar expressions used in any Section or sub-section relate to the whole of this Lease and not to the Section or sub-section only, unless otherwise expressly provided. The word "term" herein shall mean the Term and any extensions thereof, unless otherwise expressly provided. The words"affiliate" and "subsidiary" when used herein shall be interpreted as they are defined in The Securities Act, R.S.O. 1980. All Schedules and Riders attached hereto shall form part of this Lease. Each covenant, agreement or obligation or other provision contained in this Lease shall be construed as a separate independent covenant of the party bound thereby and shall not be dependent upon any other provisions of this Lease unless otherwise expressly provided. Nothing in this Lease shall be construed as or shall constitute an express or an implied grant by the Landlord to Tenant of any form of right to light or air.

26.04 Headings:-

The headings appearing in the Lease have been inserted as a matter of convenience and for reference only and in no way limit or enlarge the scope of meaning of this Lease or any provision thereof.

26.05 Governing Law:-

The Lease shall be construed and governed by the laws of the Province of Ontario.

26.06 Successors and Assigns:-

Subject to the provisions of the Lease respecting assignment by the Tenant, this indenture shall ensure to the benefit of and be binding upon the Landlord, its successors and assigns and the heirs, executors, administrators and other personal legal representatives, successors and assigns of the Tenant and Guarantor, if any.

26.07 Entire Agreement:-

The Tenant acknowledges that there have been no representations made by the Landlord which are not set out in the Lease, that nothing contained in the Lease shall be construed so as to prevent the Landlord from altering the location of parking areas, driveways and sidewalks from time to time or from erecting additional Buildings or extending Buildings or from demolishing part or all of existing or future Buildings after the Commencement Date and the Landlord may make such changes or additions to the Building as in its sole discretion the Landlord may consider necessary or desirable; the Tenant further acknowledge that the Lease constitutes the entire agreement between the Landlord and the Tenant and may not be modified except as herein explicitly provided or except as subsequent agreement in writing duly signed by the Landlord and the Tenant, and if applicable, the Guarantor.

26.08 Notice:-

Any notice, demand, request, consent or objection required or contemplated to be given to or made by any provision of this Lease shall be given or made in writing, mailed, registered postage prepaid, and if given or made to the Landlord shall be addressed to it at:

ELLENHALL CONSTRUCTION LIMITED
91 HAIST AVENUE, UNITS 3 & 4, WOODBRIDGE, ONTARIO L4L 5V5
PHONE: (905)264-1162 FAX: (905)264-1163
E-MAIL: *levangelista@leaderpimg.com*

and if given or made to the Tenant shall be addressed to it at the Leased Premises and the time of giving or making such notice, demand, request, consent or objection shall be conclusively deemed to be the second day after the day of mailing thereof. Such notice, demand, request, consent or objection shall also be sufficiently given if given or made to the Tenant by delivering the same to the Tenant personally or to an executive officer of the Tenant if the Tenant is a corporation, and the time of giving or making such notice, demand, request, consent or objection shall be conclusively deemed to be the time for such delivery if delivered as aforesaid. If in this Lease two or more persons are named as Tenant or Landlord, such notice, demand, request, consent or objection shall also be sufficiently given or made if and when the same shall be delivered personally to any one of such persons. Either party may at any time give notice in writing to the other of any change of address of the party giving such notice and from and after the giving or making of any notice, the address therein specified shall be deemed to be the address of the party giving such notice and from and after the giving or making of such notice, the address therein specified shall be deemed to be the address of such party for giving or making of any such notice, demand, request, consent or objection hereunder. All payments required to be made by this Lease shall be addressed as provided for in this Section unless otherwise directed by the Landlord.

26.09 No Tacit Renewal:-

In the event the Tenant remains in possession of the Leased Premises after the end of the Term and without the execution and delivery of a new Lease, there shall be no tacit renewal of this Lease or extension of the term hereby granted and the Tenant shall be deemed to be occupying the Leased Premises as a tenant from month to month, at a monthly rent payable in advance on the first day of each month equal to a sum which is

IN WITNESS WHEREOF the Party of the First Part has hereunto affixed its corporate seal attested to by the hands of its duly authorized signing officers and the Party of the Second Part has hereunto affixed its corporate seal attested by the hands of its duly authorized officer.

) ELLENHALL CONSTRUCTION LIMITED	NOV 3/09 DATE
) GREENCHEK TECHNOLOGY	Nov 3 /09 DATE
) DRAGO GORICANEC) (416) 268-7383	Nov 3 / 09 DATE
) PATRICK BAKER) (647) 881-6999) (647) 448-6399	Nov 3 / 09 DATE

SCHEDULE "A"

RULES AND REGULATIONS

1. The Tenant shall not permit any cooking in the Leased Premises without the written consent of the Landlord.

2. The sidewalks, entrances, driveways and roadways shall not be obstructed or used by the Tenant, its agents, servants, contractors, invitees or employees for any purpose other than ingress to and egress from the Leased Premises. The Landlord reserves the entire control of all parts of the Building employed for the common benefit of the tenants thereof.

3. The Tenant, its agents, servants, contractors, invitees or employees, shall not bring in or take out, position construct, install or move any safe, business machinery or other heavy machinery or equipment or anything liable to injure or destroy any part of the Building without first obtaining the consent in writing of the Landlord. In giving such consent, the Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids, or platforms, to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or machinery shall be repaired at the expense of the Tenant. The moving of all heavy equipment or other machinery shall occur only by prior arrangement with the Landlord.

4. The Tenant shall not place or cause to be placed any additional locks upon any doors of the Leased Premises without the approval of Landlord and subject to any conditions imposed by Landlord.

5. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting by misuse shall be borne by the Tenant. The Tenant shall not deface or mark any part of the Building or drive nails, spikes, hooks, or screws into the walls or woodwork of the Building.

6. No one shall use the Leased Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

7. The Tenant shall not receive or ship articles of any kind except through facilities, and designated doors and at hours designated by Landlord.

8. No inflammable oils or other inflammable, dangerous or explosive materials except those approved in writing by Landlord's insurers shall be kept or permitted to be kept in the Leased Premises.

9. If the Tenant desires telegraphic or telephonic connections, the Landlord will direct the electricians as to where and how the wires are to be introduced, and without such direction no boring or cutting for wires will be permitted. No gas pipe or electric wire will be permitted which has not been ordered or authorized by Landlord. Not outside radio or television aerials shall be allowed on the Leased Premises without authorization in writing by Landlord.

10. The Tenant shall not permit undue accumulations of garbage, trash, rubbish or other refuse within or without the Leased Premises or cause or permit objectionable odours to emanate or be dispelled from the Leased Premises.

11. The Landlord shall have the right to make such other and further reasonable rules and regulations as in its judgement may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

12. The Tenant agrees to provide the landlord a set of door keys and if applicable the alarm code for the purpose of gaining access in the event of emergency. Should the Tenant need to change the door key, the Tenant agrees to supply a new copy of keys promptly to the Landlord.

13. The Tenant agrees to obtain insurance, at their expense, as required by the Landlord and which may include insurance on the property and operations of the Tenant, including insurance for fire and such additional perils as are normally insured against, liability insurance, plate glass insurance and any other insurance as may be reasonably required by the Landlord.